Annaly Capital Management, Inc. Expands Board with Election of Martin Laguerre

NEW YORK -- (March 15, 2023) -- Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly” or the “Company”) announced today that the Board of Directors of the Company (the “Board”) has elected Martin Laguerre, Senior Advisor at Warburg Pincus, as an independent member of the Board, effective March 13, 2023.

“We are thrilled to appoint Martin to our Board and as a member of our Audit and Corporate Responsibility Committees,” said Michael Haylon, Chair of Annaly’s Board of Directors. “With his more than 25-year career in financial services, Martin brings extensive investment, financial and leadership expertise that will help further our strategic priorities across the housing finance market. We look forward to working with Martin and benefitting from his unique background and perspectives.”

“As the largest mortgage REIT, Annaly has distinguished itself as a leading source of private capital in the U.S. housing market, and I am delighted to work with the Board and management team to enhance the Company’s position in the residential mortgage sector,” said Mr. Laguerre. “I look forward to leveraging my experience and network to continue delivering durable value to our shareholders and the communities we serve.”

Mr. Laguerre has served as a Senior Advisor working with the Capital Solutions, Financial Services and Business Services groups at Warburg Pincus since February 2023. From 2019 to 2022, Mr. Laguerre served as Executive Vice President and Global Head of Private Equity and Managing Director of Capital Solutions at Caisse de dépôt et placement du Québec (“CDPQ”), a Canadian pension fund. From 2016 to 2019, Mr. Laguerre was a Senior Principal at CPP Investment Board (formerly CPPIB), a Canadian pension fund. From 2010 to 2016, Mr. Laguerre was Managing Director at General Electric Power & Water, where he was involved in the firm's mergers and acquisitions and integration strategy for renewable energy. Prior to joining General Electric, Mr. Laguerre held various corporate roles at IPG Photonics Corporation, a U.S. manufacturer of fiber lasers, and at DLJ, Credit Suisse, and Lehman Brothers Investment Banking in New York.

Since January 2023, Mr. Laguerre has served as an independent board member of BGC Partners, Inc., a leading global brokerage and financial technology company. Representing CDPQ, Mr. Laguerre previously served as a board member of Sagen MI Canada, a Canadian mortgage insurance provider. Representing CPP Investment Board, Mr. Laguerre previously served as a board member of Cordelio Power Inc., a North American renewable energy operating company, Auren Energia SA (formerly Votorantim Energia), a Brazilian renewable energy holding company, and a joint venture in select North American onshore renewable power assets of Enbridge Inc.

Mr. Laguerre has been a CFA Charterholder from the CFA Institute since 2000. Mr. Laguerre holds a Bachelor of Commerce from McGill University, and an MBA from the University of Chicago's Booth School of Business. He is a Desautels' Global Expert at McGill University's Desautels Faculty of Management.

Mr. Laguerre will stand for re-election to the Board at the Company’s 2023 Annual Meeting of Stockholders for a term of one year. Mr. Laguerre has been appointed to the Board’s Audit and Corporate Responsibility Committees.

About Annaly

Annaly is a leading diversified capital manager with investment strategies across mortgage finance. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.

Forward-Looking Statements

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “should,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our residential credit business; our ability to grow our mortgage servicing rights business; credit risks related to our investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; and risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Contact

Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
investor@annaly.com

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